SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 18, 2013

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor of Tower B, Renji Plaza No. 101

Jingshun Road, Chaoyang District

Beijing, People’s Republic of China 100102

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 (10) 5732-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Items 5.02(b) and 5.02(c)

Effective September 18, 2013, the Registrant announced the changes of roles for several officers within the company based on a unanimous vote by the Nominating Committee and Board of Directors. The following table lists the positions held by each individual before and after September 18, 2013. All of the changes were effective on September 18, 2013. Mr. Dong will receive a salary of $180,000, and Mr. Fan will receive a salary of $200,000.

Name	Prior Positions	New Positions
Gavin Cheng	Member of Board of Directors and Chief Executive Officer (Principal Executive Officer)	Member of Board of Directors
Peter Dong	Chief Operating Officer (Principal Operating Officer) and Member of Board of Directors	Chief Financial Officer (Principal Financial and Accounting Officer), Chief Operating Officer (Principal Operating Officer) and Member of Board of Directors
Phil Fan	Chief Financial Officer (Principal Financial and Accounting Officer), Member of Board of Directors and President of international subsidiaries/affiliates (Tri-Tech Infrastructure, LLC in the US, Tri-Tech Infrastructure (India) Pvt. Ltd. and Tri-Tech India Pvt. Ltd.)	Chief Executive Officer (Principal Executive Officer) and Member of Board of Directors

Phil Fan

Chief Executive Officer and Director

Age — 48

Director since 2010

Mr. Fan is our Chief Executive Officer. He was previously Chief Financial Officer, president of our international subsidiaries and affiliates (Tri-Tech Infrastructure, LLC in the US, Tri-Tech Infrastructure (India) Pvt. Ltd. and Tri-Tech India Pvt. Ltd.) and president of our company. Mr. Fan was one of the founders of our company in 2003. Prior to founding our company, Mr. Fan provided technical, engineering and management services in several U.S. engineering firms, including Black and Veatch, Parsons Brinckerhoff, Inc. and Chastain-Skillman, Inc. From 2003 through 2005, Mr. Fan was the Asia Regional Sales Manager for Met-Pro Corporation. Mr. Fan earned his bachelor’s and master’s degrees in environmental engineering from Hunan University and a master’s degree in civil engineering from Louisiana State University. Mr. Fan has been a registered professional engineer (inactive) in the United States since 2001. Mr. Fan has studied accounting and finance at DeVry University’s Keller Graduate School of Management and Northwestern University’s Kellogg School of Management. Mr. Fan has been chosen as a director because he is one of the founders of our company and a key member of our management team with extensive engineering and management and financial experience.

Peter Dong

Chief Financial Officer, Chief Operating Officer and Director

Age — 45

Director since 2010

Mr. Dong is our Chief Financial Officer and Chief Operating Officer. Mr. Dong was our CFO from 2006 through his appointment as Chief Operating Officer in 2012. From 2001 through 2005, Mr. Dong was the Director of South West Securities Company and Wan Lian Securities Company. From 1994 to 2000, Mr. Dong was director of the equity department and asset management department of SinoChem. From 1991 through 1993, Mr. Dong engaged in research and development of large testing and controlling systems at Beijing Test Control Technology Institute of Aeronautics Ministry. Mr. Dong has over 22 years of investment, financing and management experience in the technology and securities industries in China. Mr. Dong earned his bachelor’s degree in computer science from Nanjing University of Aeronautics and Astronautics and his master’s degree in economics from Renmin University of China. Mr. Dong was chosen as a director because of his financial experience and because he is an experienced member of our management team with an in-depth awareness of our financial capabilities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press release dated September 18, 2013 titled “Tri-Tech Holding Announces Management Changes.”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

By:	/s/ Phil Fan
Name: Phil Fan Its: Chief Executive Officer

Dated: September 23, 2013